UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 16, 2010

KORE NUTRITION INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-153243
(Commission File Number)

N/A
(IRS Employer Identification No.)

Suite 200 – 736 Granville Street, Vancouver, British Columbia  Canada  V6Z 1G3
(Address of principal executive offices and Zip Code)

604-685-6472
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On February 26, 2010, we entered into a share exchange agreement with Go All In, Inc. (“Go All In”) and the shareholders of Go All In.  Pursuant to the terms of the share exchange agreement, we have agreed to acquire all of the issued and outstanding common shares of Go All In from the shareholders of Go All In in exchange for the issuance by our company to the shareholders of Go All In of 32,500,000 shares of our common stock, on a pro rata basis, subject to the satisfaction or waiver of certain conditions precedent as set out in the share exchange agreement.  Go All In is a private company incorporated under the laws of the State of Nevada. It is in the business of developing, producing and selling non-alcoholic beverages and is currently selling bottled water and three energy drinks.

Conditions Precedent to the Closing of the Share Exchange Agreement

The closing of the share exchange agreement is subject to the satisfaction of conditions precedent to closing as set forth in the share exchange agreement, including the following:

1.	we will have cash holdings or confirmed financing of $1,000,000;

2.	the approval of our board of directors, the board of directors of Go All In and the shareholders of Go All In will have been obtained;

3.	on the closing date, Go All In’s liabilities shall not exceed $750,000;

4.
at closing, we will have no liabilities other than payments contemplated to be made pursuant to covenants set out in the Agreement and reasonable accounting and legal fees incurred in connection with the share exchange transaction;

5.	no material adverse effect will have occurred with the business or assets of our company or Go All In since the effective date of the share exchange agreement;

6.	we will have delivered evidence satisfactory to Go All In of the cancellation at closing of certain restricted shares of our common stock held by our officers and directors;

7.	our company and Go All In will have received all third-party consents and approvals contemplated by the share exchange agreement;

8.	no suit, action or proceeding will be pending or threatened which would prevent the consummation of any of the transactions contemplated by the share exchange agreement; and

9.
the aggregate number of shares in respect of which the shareholders of Go All In shall have exercised, and not withdrawn the exercise of, rights of dissent as provided for in Section 92A.380 of the Nevada Revised Statute shall not exceed 1% of the issued and outstanding Go All In common shares on the closing of the Agreement.

Due to conditions precedent to closing, including those set out above, and the risk that the conditions precedent will not be satisfied, there is no assurance that our company will complete the acquisition of the shares of Go All In, as contemplated in the share exchange agreement.

In connection with the entry into the Agreement, Kore granted Go All In a bridge loan pursuant to the terms of a promissory note in the principal amount of US$150,000 which bears interest at the rate of 7.5% per month.  The bridge loan is repayable on the earlier of (i) September 1, 2010; and (ii) the date on which Kore or Go All In terminates the Agreement in accordance with Section 12 of the Agreement (the “Maturity Date”).  In the event that Go All in has not repaid the entire principal amount of the note and all accrued interest thereon by the Maturity Date, we will have the right to convert any outstanding principal and accrued interest into common shares in the capital of Go All In at the conversion price of $0.50 per share.  In the event that we terminate the share exchange agreement in accordance with Section 12 of the share exchange agreement, Go All In will be entitled to convert any outstanding principal or interest into common shares of our company at the conversion price of $0.50 per share.

The securities of our company to be issued to the shareholders of Go All In upon the closing of the share exchange agreement or that may become issuable upon the conversion of the principal and interest of the promissory note (if applicable) will not be registered under the Securities Act of 1933, as amended, or under the securities laws of any state in the United States, and will be issued in reliance upon an exemption from registration under the Securities Act of 1933. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933 or an applicable exemption from such registration requirements.

A copy of the share exchange agreement is attached hereto as Exhibit 2.1.  A copy of the promissory note and security agreement is attached hereto as Exhibit 2.2.

Item 9.01  Financial Statements and Exhibits

2.1	Share Exchange Agreement dated February 26, 2010 among our company, Go All In, Inc. and the shareholders of Go All In, Inc.

2.2	Promissory Note and Security Agreement dated February 26, 2010 amount our company and Go All In, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE NUTRITION INCORPORATED

/s/ Deanna Embury
Deanna Embury
President and Director